SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2004

INYX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-83152	75-2870720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 14, 2005, Registrant filed a Form 12b-25 Notice of Late Filing of its Form 10-Q for the three months ended September 30, 2005. In the Notice, Registrant reported that it has been unable to complete the compilation and review of the Company’s third quarter financial statements by November 14, 2005 and that Registrant has been required to devote much of its financial staff resources to matters related to the reporting and consolidation of the financial statements of Celltech Manufacturing Services Limited, which was acquired on August 31, 2005. Registrant also reported that it anticipated reporting a significant change in the results of its operations from the corresponding period for the last fiscal year. Registrant has completed two major acquisitions during 2005 that have contributed materially to a growth in revenues and expansion of the scope of the Registrant’s business. Registrant expects to show a substantial increase in sales over the 2004 third quarter due to the acquisition of Aventis Pharmaceuticals Puerto Rico Inc. on March 31, 2005 as well as the acquisition of Celltech Manufacturing Services Limited on August 31, 2005. The anticipated growth in sales will be from $4.25 million for the three months ended September 30, 2004 to approximately $13.5 million for the three months ended September 30, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: November 14, 2004	By:	/s/ Jack Kachkar
Jack Kachkar, Chairman